Exhibit 10.35

BIMCO	SHIPMAN 2009 STANDARD SHIP MANAGEMENT AGREEMENT PART I

1.	Place and date of Agreement	2.	Date of commencement of Agreement (Cls. 2,12, 21 and 25)
3.	Owners (name, place of registered office and law of registry) (Cl. 1)	4.	Managers (name, place of registered office and law of registry) (Cl. 1)
	(i) Name:		(I)	Name: Technomar Shipping Inc.
	(ii) Place of registered office:		(II)	Place of registered office:	80 Broad Street Monrovia, Liberia Established office : 3-5 Menandrou Str. 14561, Kifissia Athens - Greece
	(iii) Law of registry:		(III)	Law of registry: LIBERIA
5.	The Company (with reference to the ISM/ISPS Code) (state name and IMO Unique Company identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i))	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 4)
		YES
	(i) Name:	7.	Crew Management (state “yes or no” as agreed (Cl. 5(a))
	(ii) IMO Unique Company identification number:	YES
		8.	Commercial Management (state “yes or no” as agreed) (Cl. 6)
	(iii) Place of registered office:	NO
	(iv) Principal place of business:
9.	Chartering Services period (only to be filled in if “yes” stated in Box 8) (Cl. 6(a))	10.	Crew Insurance arrangements (state “yes” or “no” as agreed) - YES
N/A			(i)	Crew Insurances’ (Cl. 5(b))
			(ii) Insurance for persons proceeding to see onboard (Cl 5(b)(i)): “only to apply if Crew Management (Cl.5(a)) agreed (see Box 7)
11.	Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7)	12.	Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl 10(a)(iv))
YES		AS MAY BE INSTRUCTED BY OWNERS
13.	Interest (state rate of interest to apply after the due date to outstanding sums) (Cl.9(a))	14.	Annual management fee (Cl. 12(a))
N/A		USD 700 PER DAY BASED ON EURO/USD RATE OF 1,05 (METHOD OF CALCULATION AS PER DEFINITION OF “DAILY MANAGEMENT FEE”)
15.	Manager’s nominated account (Cl. 12(a))	16.	Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c))
TO BE ADVISED		N/A
		17.	Lay-up period/number of months (Cl. 12(d))
		3 (THREE) MONTHS
18.	Number of months termination period (Cl. 21(a))	19.	Management fee on termination (state number of months to apply) (Cl. 22(f))
N/A		3 (THREE) MONTHS; SEE ALSO CLAUSE 22(F)
20.	Severance Code (state maximum amount) (Cl. 22(g)(ii))	21. Dispute Resolution (state alternative Cl 23(a) 23(b) or 23(c), if Cl. 23(c) place of arbitration must be stated) (Cl. 23)
N/A		23(a)

22.	Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24) c/o Technomar Shipping Inc as per Box 4	23.	Notices (state full style contact details for serving notice and communication to the Managers) (Cl. 24)
AS PER BOX 4

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel or Vessels), “B” (Details of Crew), C (“Budget”), “D” (Associated vessels) and “E” (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A” “B”, “C” “D” and “E” shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)

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SECTION 1 – Basis of the Agreement

1.	Definitions

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise

“Change in Majority Interests or Control” means (i) a transaction or series of transactions involving the sale, transfer or other disposition by the current owner of equity interests in the Owners (the “Parent”) or the current owners of equity interests in the Parent (“Beneficial Owners”) to one or more Persons that are not, immediately prior to such sale, Affiliates of the Parent or such Beneficial Owner, of more than 50% of the equity interests in the Owners or more than 50% of the beneficial equity interests in the Parent, as the case may be; (ii) a transaction or series of transactions involving the sale, transfer or other disposition of all or substantially all of the assets of the Owners to one or more Persons that are not, immediately prior to such sale, transfer, or other disposition, Affiliates of the Parent; (iii) any merger, consolidation or other business combination of the Parent or the Owners in which Beneficial Owners immediately prior to such transaction cease to own more than 50% of the equity interests in the Parent (or equity interests of their successors) or the Parent ceases to own more than 50% of the equity interests in the Owners (or equity interests of their successors ) as a result of such transaction; or (iv) George Giouroukos is terminated by the Parent as the Parent’s Chief Executive Officer; provided, that in no event shall an initial public offering of equity interests of the Parent, the Owners or any of their respective successors constitute a “Change in Majority Interests”.

“Commercial Manager” means Conchart Commercial Inc., a Marshall Islands corporation.

“Commercial Management Agreement” means the Commercial Agreement made between the Parent and the Commercial Manager.

“Commercial Management Fee” means the management fee agreed and payable by the Parent to the Commercial Manager under the Commercial Management Agreement.

“Company” (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c) (ii), whichever is applicable).

“Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto, including but not limited to the Master and any officers.

“Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and Clause 10 (Insurance Policies) and Boxes 10 and 11).

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews.

“Daily Management Fee” means the amount, calculated for a day in any given calendar month equal to (A) the monthly average EURO/USD exchange rate for the immediately preceding calendar month multiplied by (B) 700 and subtracting 33.33 from the product.

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“Flag State” means the State whose flag the Vessel is flying.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention and any amendment thereto or substitution therefor.

“ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.

“Managers” means the party identified in Box 4.

“Management Services” means the services specified in SECTION 2 - Services (Clauses 4 through 7) as indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers under the terms of this Agreement.

“Manager Change of Control” means (i) a transaction or series of transactions involving the sale, transfer or other disposition by George Giouroukos to one or more Persons that are not, immediately prior to such sale, Affiliates of George Giouroukos, of more than 50% of the equity interests in the Managers; or (ii) any merger, consolidation or other business combination of the Managers in which George Giouroukos immediately prior to such transaction ceases to own more than 50% of the equity interests in the Managers (or equity interests of their successors) as a result of such transaction.

“Owners” means the party identified in Box 3.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early termination of any contracts for service on the Vessel.

“SMS” means the Safety Management System (as defined by the ISM Code).

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.

“TCMC” means Technomar Crew Management Corporation, a crew manning company affiliated to the Managers with registered offices in Manila, Philippines.

“Vessel” means the vessel details of which are set out in Annex “A” attached hereto.

2.	Commencement and Appointment

With effect from the date stated in Box 2 for the commencement of the Management Services and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessel in respect of the Management Services.

3.	Authority of the Managers

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

SECTION 2 – Services

4.	Technical Management

(only applicable if agreed according to Box 6).

The Managers shall provide technical management which includes, but is not limited to, the following services:

(a) ensuring that the Vessel complies with the requirements of the law of the Flag State;

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(b) ensuring compliance with the ISM Code;

(c) ensuring compliance with the ISPS Code;

(d) providing competent personnel to supervise the maintenance and general efficiency of the Vessel;

(e)  arranging and supervising special surveys, dry dockings, repairs, alterations and the maintenance of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society. and with the law of the Flag State and of the places where the Vessel is required to trade;

(f)  arranging the supply of necessary stores, spares and lubricating oil;

(g) appointing surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(h)  in accordance with the Owners’ instructions, arranging and supervising the sale and/or purchase and legal and physical delivery of the Vessel under the sale and purchase agreement; provided, however services under this Sub-clause 4(h) shall not include negotiation of the sale agreement;

(i)  arranging for the supply of provisions;

(j)  arranging for the sampling and testing of bunkers;

(k)  arranging for the provision of bunker fuels as required for the Vessel’s trade;

(l)  receiving and relaying voyage instructions;

(m)  appointing stevedores;

(n)  arranging surveys associated with the commercial operation of the Vessel;

(o)  accounting and calculation of hire, freights, demurrage and/or despatch monies due from or due to charterers of the Vessel; collection of any sums due to the Owners related to the operation of the Vessel;

(p) coordinate with the Commercial Managers with respect (i) the matters referenced in Clause 4(o) above, (ii) consolidation of accounts, budgets and other materials as may be requested by the Commercial Managers with respect to the Vessel and any other vessels subject to the Commercial Management Agreement and for which the Managers hereunder provide any management services, and (iii) the scope of Management Services required hereunder in relation to any charterparty for the Vessel negotiated by the Commercial Managers on behalf of the Owners; and

(q) Perform the Management Services hereunder in compliance with, and in such a manner as to comply with the requirements of, any charterparty for the Vessel.

5.	Crew Management and Crew Insurances

(a) Crew Management

(only applicable if agreed according to Box 7)

The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95.

The provision of such crew management services includes, but is not limited to, the following services:

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(i)   selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll arrangements, pension arrangements, tax, social security contributions and other mandatory dues related to their employment payable in each Crew member’s country of domicile;

(ii)  ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification and certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are satisfied;

(iii) ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate Flag State requirements, it being understood that the Vessel shall always remain flagged with a Flag State requiring such medical certificates;

(iv) ensuring that the Crew shall have a common working language and/or a command of the English language of a sufficient standard to enable them to perform their duties safely;

(v)  arranging transportation of the Crew including repatriation;

(vi) training of the Crew;

(vii)   conducting union negotiations;

(viii)  operating the Manager’s drug and alcohol policy;

(ix) ensuring that any complaints with respect to the Master or any of the officers or any other members of the Crew are promptly investigated, and if such complaints are well-founded ensuring that changes in appointments are made without delay in accordance with Clause 15 (Replacement);

(x)     if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper familiarization with their duties in relation to the Vessel’s SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing;

(xi) it is hereby agreed that for the employment of Filipino crew the Managers will sub-contract with TCMC Owners will pay to the Managers the actual costs of TCMC calculated on the basis of crew days on board the Vessel, and there shall be no commission or other charges payable to TCMC in relation thereto;

(xii)   if the Managers are not the Company: N/A; and

(xiii)  where Managers are not providing technical management services in accordance with Clause 4 (Technical Management): N/A

(b) Crew Insurances

(only applicable if Sub-clause 5(a) applies and if agreed according to Box 10)

The Managers shall throughout the period of this Agreement provide the following services:

(i)  arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by the Owners and the Managers (see Box 10);

(ii)  ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the insurances in Sub-clause 5(b)(i);

(iii) ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their due date;

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(iv) if obtainable at no additional cost or as otherwise requested by the Owners, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under no liability in respect of premiums or calls arising in connection with such insurances;

(v) providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with their obligations under Sub-clause 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the insurances in Sub-clause 5(b)(i).

6.	Commercial Management

(only applicable if agreed according to Box 8). – N/A

7.	Insurance Arrangements

(only applicable if agreed according to Box 11).

The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability.

SECTION 3 – Obligations

8.	Managers’ Obligations

(a)  The Managers undertake to use their best endeavours to provide the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder.

Provided however, that in the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their discretion, reasonably exercised, consider to be fair and reasonable, but in no circumstances shall the Vessel be managed in a manner which is less favourable to the interests of the Owners. In the performance of its obligations under his Agreement, the Manager shall act with reasonable care and skill in accordance with good industry practices and in compliance with all laws and regulations, and shall provide the Management Services hereunder and maintain the Vessel at a standard at least equivalent to the standards followed by it with respect to the other vessel(s) for which the Managers provide management services.

(b)  Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.

(c)  The Manager in providing the Management Services will at all times comply with, without limitation, the U.S. Foreign Corrupt Practices Act, any applicable country legislation implementing the OECD Convention on combating Bribery of Foreign Public Officials in International Business Transactions, and any applicable anti-bribery, anti-terrorism, economic sanction and anti-money laundering legislation, law, regulation, regulatory procedure, rule, convention or treaty; in addition, the Manager shall not employ any persons, nor subcontract with any person or entity, to perform any of its obligations under this Agreement that is a person or entity designated or identified as Specially Designated National, a party subject to sanctions, a foreign terrorist organization or an organization that provides support to a foreign terrorist organization by the United States Government or any branch or department thereof (including, but not limited to, the Office of Foreign Asset Control).

9.	Owners’ Obligations

(a)  The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement.

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(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i)

report (or where the Owners are not the registered owners of the Vessel procure that the registered owners report) to the Flag State administration the details of the Managers as the Company as required to comply with the ISM and ISPS Codes;

(ii)	procure that any officers and ratings supplied by them or on their behalf comply with the requirements of STCW 95; and

(iii)	instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the Company) in connection with the operation of the Managers’ safety management system.

(c) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the Owners shall:

(i)

inform the Managers, through the Commercial Manager or otherwise, prior to any order for the Vessel to any excluded or additional premium area under any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever additional costs may properly be incurred by the Managers as a consequence of such orders including, if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or additional premium area the above provisions relating to cost and delay shall apply;

(ii)	agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs may properly be incurred by the Managers as a consequence of such change; and

(iii)	provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, or higher standard, as mutually agreed, adequate Crew accommodation and living standards.

SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10.	Insurance Policies

The Managers shall ensure that throughout the period of this Agreement:

(a) at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its full gross tonnage, as the case may be for:

(i)        hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;

(ii) protection and indemnity (“PandI”) risks (including but not limited to pollution risks, diversion expenses and, except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew Insurances;

(iii) Freight, Demurrage and Defence cover (“FD & D”);

NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see Sub-clause 10(a)(ii) above).

(iii)	war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and

(iv)	such optional insurances as may be agreed (such as piracy, kidnap and ransom, piracy loss of hire, loss of hire ) (see Box 12)

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Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations (“the Owners’ Insurances”);

(b) all premiums and calls on the Owners’ Insurances are paid by their due date; In the event the Vessel is sold or this Agreement is terminated as per the terms hereunder the Owners will either pay directly, or remit, sufficient funds in the Vessel’s Earnings Account to cover, the Vessel’s PandI and FD & D estimated Release Calls as same will be calculated by the Vessel’s Protection and Indemnity Association. The Managers will ensure that, in the event of payment from the Vessel’s Earnings Account, when called by the Vessel’s Protection and Indemnity Association, the Vessel’s Release Calls are paid as appropriate and any balance remaining out of the amount originally remitted by the Owners will be released to the Owners.

(c) the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party designated by the Managers as a joint assured, with full cover. It is understood that in some cases, such as protection and indemnity, the normal terms for such cover may impose on the Managers and any such third party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances.

If obtainable at no additional cost, however, the Managers shall procure such insurances on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Managers shall procure that the Managers and any third party designated by the managers as joint assured shall cease to be joint assured and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls that may arise in relation to the period of this Agreement; and

(d) written evidence is provided, to the reasonable satisfaction of the Owners, of the Managers’ compliance with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

11.	Income Collected and Expenses Paid on Behalf of Owners

(a) All charter hire and other income derived from the Vessel and its employment (“Earnings”) shall initially be paid into an Earnings Account in the name of the Owners as account-holders. In case of Vessel’s finance such account shall be held by and charged in favour of the bank which is the mortgagee of the Vessel or otherwise as per the relevant loan agreement. Except to the extent that such Earnings are applied in reduction of any Owners’ indebtedness to the mortgagee bank or are otherwise retained by the mortgagee bank pursuant to the bank’s rights under the mortgage and related security documents, the Vessel’s operating costs and expenses including the Management Fee and the Commercial Management Fee, in each case, to the extent due and payable, shall be transferred by monthly transfers from the Earnings Account to an Operating Account held in the name of the Managers as account-holders. In addition, the Managers will also be able to pay the Vessel’s / Owners’ trading liabilities from the Earnings Account directly. The Managers will use the amounts from the Earnings Account in order to pay the Vessel’s operational expenses (including the Management Fee and the Commercial Management Fee). The Earnings Account will at all times have a minimum monthly average liquidity of USD 300,000 as Vessel’s working capital and Owners will be asked by the Managers to advance at any time additional amounts as may be required for any shortfall. For any amounts remaining in the Earnings Account over and above the USD 300,000 monthly average liquidity Owners will give appropriate instructions to the Managers regarding transfer of these amounts from the Earnings Account. A Drydocking Reserve Account in the name of the Owners as account-holders shall be also maintained within the ( as the case may be mortgagee ) bank and relevant funds will be transferred into this Drydocking Reserve Account from the Earnings Account by monthly transfers arranged by the Managers. The purpose of the Drydocking Reserve Account shall be to maintain separate financial provision for the budgeted and/or expected cost of the Vessel’s routine drydockings, special surveys and intermediate surveys.

(b) In the event of the Vessel’s sale or termination of this Agreement under the terms hereunder and after full payment of the Vessel’s trade debts in accordance with the Managers’ accounting records / books, (a) the Owners will ensure that a minimum average liquidity of USD 300,000 as per above clause 11 (a) will be reiterated in the Vessel’s Earnings Account and Drydocking Reserve Account for 3 months after the vessel is sold or this Agreement is terminated so that any unforeseen and/or unreceived trade liabilities can be paid, and to the extent that the aggregate amount in such accounts exceeds USD 300,000 as of the date of termination or any date thereafter, the Owners may give appropriate instructions to the Managers regarding transfer of such excess amount from the Earnings Account or and Drydocking Reserve Account; (b) In case of outstanding

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claims/disputes Owners will remit to the Vessel’s Earnings Account sufficient amounts to cover and eventually pay such claims as same will be estimated and presented to the Owners by the Managers, and (c) promptly at the end of such 3 month period, the Manager shall transfer any funds remaining in the Vessel’s Earnings Account and the Drydocking Reserve Account in excess of reasonable reserves for unpaid claims made against the Owners, to an account of the Owners as instructed by the Owners.

(c)    The Managers shall provide the Owners with (i) monthly cash flow statements with respect to the Vessel and the Owners, and (ii) quarterly un-audited accounts and detailed analysis showing all movements and use of funds held in the Earnings Account, the Operating Account and the Drydocking Reserve Account.

(d)  All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in clause 12(c)) may be debited against the Owners in the Operating Account or the Drydocking Reserve Account, as appropriate.

12.	Management Fee and Expenses

(a) The Owners shall pay to the Managers a daily management fee as stated in Box 14 for their services as Managers under this Agreement, which shall be due and payable in monthly instalments in advance, the first instalment (pro rata if appropriate) being due and payable on the date of delivery of the Vessel to the Owners and subsequent instalments being due and payable every first New York banking day of every calendar month.

(b) The management fee shall be subject to an annual review (at the end of each calendar year) in order to reflect any increases in the salaries of Managers’ employees and other expenses ( inflation ). The proposed fee shall be presented in the annual budget in accordance with Sub-clause 13(a).

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for actual, fully supported, postage and communication expenses, travelling and accommodation expenses, and other actual, fully supported, out of pocket expenses properly incurred by the Managers in pursuance of the Management Services including but not limited to the Vessel apportioned cost of the Managers’ “flying squad” and the “on board the Vessel” allowances as well as any other sundry administrative expenses, it being understood that the Managers shall not make any expenditure with respect to the items described in this sub-paragraph ( c ) in the aggregate in excess of $50,000 in any given calendar month, without the prior written consent of the Owners.

(d) If the Owners decide to layup the Vessel and such layup lasts for more than the number of months stated in Box 17, the Management Fee is agreed to be USD 200 per day based on Euro / USD rate of 1.05 (calculation method as per Daily Management Fee definition but using 200 instead of 700) and will be applicable for the period exceeding such period agreed in Box 17 until one month before the Vessel is again put into service. If the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential costs of reduction and reinstatement of the Crew shall be for the Owners’ account.

(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the performance of the Management Services shall be credited to the Owners.

13.	Budgets and Management of Funds

(a) The Managers’ initial budget is set out In Annex “C” hereto. Subsequent budgets shall be for twelve month periods and shall be prepared by the Managers and presented to the Owners not less than one month before the end of the budget year.

(b) The Owners shall state to the Managers in a timely manner, but in any event within 15 running days of presentation, whether or not they agree to each proposed annual budget. In the absence of any such indication by the Owners, within such 15 running days, the Managers shall be entitled to assume that the Owners have accepted the proposed budget. Any variation from the initially approved / agreed budget will not require Owners’ approval if same is up to 10% of the initially approved / agreed budget.

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(c) Subject to Section 18(f) below, the Managers shall (i) establish and maintain an accounting system which meets the requirements of the Owners and provide regular accounting services, supply regular reports and records, (ii) maintain the records of all costs and expenditures incurred as well as data necessary or proper for settlement of accounts, (iii) prepare yearly operating budgets for the Vessel including any drydocking and special surveys, (iv) provide back-office administration and accounting services for the Vessel and the Owners, and (v) at all times maintain and keep true and correct accounts in respect of the Management Services in accordance with the relevant International Financial Reporting Standards, including records of all costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed. The Managers shall make such accounts available for inspection and auditing by the Owners and/or their representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the Owners.

(d) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

14.	Trading Restrictions

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment.

15.	Replacement

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners may require the replacement, at their own expense, at the next reasonable opportunity, of any member of the Crew, including but not limited to any Master or officer, found on reasonable grounds to be unsuitable for service. If the Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub- clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense.

16.	Managers’ Right to Sub-Contract

Other than to its Affiliates, the Managers shall not subcontract any of their obligations hereunder without the prior written consent of the Owners. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement. Owners hereby agree that the Managers are allowed to sub-contract with TCMC Manila manning agents ( for the Filipino crew ) and with other manning agents as same may be necessary for the due performance of the Managers’ services under clause 5 (a).

17.	Responsibilities

(a) Force Majeure - Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimise or prevent the effect of such events and/or conditions:

(i)  acts of God;

(ii) any Government requisition, control, intervention, requirement or interference;

(iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;

(iv) riots, civil commotion, blockades or embargoes;

(v) epidemics;

(vi) earthquakes, landslides, floods or other extraordinary weather conditions;

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(vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;

(viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and

(ix) any other similar cause beyond the reasonable control of either party.

(b) Liability to Owners

(i) Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee payable hereunder.

(ii) Acts or omissions of the Crew – Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew Management), in which case their liability shall be limited in accordance with the terms of this Clause 17 (Responsibilities).

(c) Indemnity - Except to the extent and solely for the amount therein set out that the Managers would be liable under Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

(d) “Himalaya” - It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

18.	General Administration

(a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to a material delay to the Vessel or material claims or disputes involving third parties. Without derogating from the foregoing, the Managers shall present the Owners with a report at least every six (6) months identifying all claims arising in or outstanding in such period, settlement and resolution status, and actions taken with respect thereto.

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(b) The Managers shall handle and settle all claims and disputes arising out of the Management Services hereunder, unless, with respect to such claims or disputes relating to claims in excess of US$100,000 otherwise instructed by the Owners. The Managers shall keep the Owners appropriately informed in a timely manner throughout the handling of such claims and disputes.

(c) The Owners may request the Managers to bring or defend other actions, suits or proceedings related to the Management Services, on terms to be agreed.

(d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and any other matters affecting the interests of the Owners in respect of the Vessel, including the appointment of auditors or other outside experts as may be necessary in the ordinary course of business.

(e) On giving reasonable notice with respect to proposed dates and the scope of inquiry, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement either related to mandatory rules or regulations or other obligations applying to the Owners in respect of the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by relevant legislation and the Managers shall permit the Owners during regular business hours to inspect the Manager’s premises, audit records and accounts and meet with executive personnel.

(f) The Managers shall provide monthly financial reports, or other necessary reports reasonably required, to enable the Owners to fulfil on a timely basis any applicable public reporting requirement that is or may become applicable to them following an initial public offering of equity interests in the Parent or the Owners, or their respective successors, provided that the Owners have given the Managers advanced written notice of which reports are so required, the form and content required for such reports and reasonably sufficient time to hire or retain additional personnel to prepare such reports; and provided further that the Managers and the Owners have agreed on the additional costs and expenses to be borne by the Owners and paid to the Managers for performing such services. If the Owners determine in their sole discretion that they will likely be unable to, or be unable to without an unreasonable effort or expense, timely file any public reports or believe they are likely to receive a “material weakness” qualification from their auditors with respect to their internal controls, in either case due to the Managers’ failure or probable failure to provide necessary information with the required timeframe, then the Managers hereby agree to give authorized employees of the Owners, their accountants or other designated personnel or advisors access to such documents, books, records, data other information and staff of the Managers and their affiliates (for the avoidance of doubt only being the Commercial Manager and TCMC), and related to the matters covered by, or services provided by the Mangers under, this Agreement as is reasonably required to permit the Owners to timely meet any reporting obligations to which they are at any time obligated, or choose to comply, or to remedy the deficiency with respect to their internal controls as required, or as may be required, by Section 404 of the U.S. Sarbanes Oxley Act. The Managers further agree to cause their affiliates (the Commercial Manager and TCMC ) and their employees to cooperate with the designated representatives and the designated representatives shall be entitled to meet with such employees and/or request information from such affiliates (the Commercial Manager and TCMC ) or the employees in order to obtain information in respect of the matters covered by this Agreement that is reasonably necessary to permit the Owners to timely meet any reporting obligations to which they are at any time obligated, or choose to comply, or to remedy the deficiency with respect to their internal controls as required, or as may be required, by Section 404 of the U.S. Sarbanes Oxley Act. Notwithstanding anything to the contrary, neither the Managers nor their affiliates (the Commercial Manager and TCMC ) or their respective employees shall be required to provide any information that is not in respect of the matters covered by, or services provided by the Mangers under, this Agreement. The Owners shall bear all costs and expenses associated with the designated representatives services. Notwithstanding anything to the contrary contained herein, the Manager shall not be liable for any failure to timely provide the reports required hereunder so long as the Manager has otherwise complied with the provisions under this Section.

(g) On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make available, all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services.

(h) The Owners shall arrange for the provision of any necessary guarantee bond or other security.

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(i) Any costs reasonably incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be reimbursed by the Owners.

19.	Inspection of Vessel

The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason they consider necessary.

20.	Compliance with Laws and Regulations

The Parties will not do or permit to be done anything which is reasonably likely to cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades.

21.	Duration of the Agreement

a.    This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated in accordance with Clause 22 (Termination).

b.    Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.

22.	Termination

(a)    Owners’ or Managers’ default.

(i)     Owners’ default

If the Owners fail to meet their obligations under this Agreement, the Managers may give notice to the Owners requiring them to remedy it. In the event that the Owners fail to remedy it within twenty (20) days to the reasonable satisfaction of the Managers, the Managers shall be entitled to terminate this Agreement with immediate effect by giving notice to the party in default.

(ii)    Managers’ default

The Owners may terminate this Agreement for Cause (as hereinafter defined), and only after the Owners have provided the Managers with notice of such Cause and such Cause has not been cured within twenty (20) days of such notice; provided, however, that if any Cause is incapable of being cured, then no notice and cure period shall be required. “Cause” means any of the following:

(1)         the Managers are or have been (i) grossly negligent in their performance of the services or (ii) have engaged in (a) willful misconduct, or (b) bad faith, or (c) fraud that, in the case of (i) or (ii)(a) or (ii)(b) or (ii)(c), is reasonably likely to cause a material adverse effect to the Owners;

(2)         the Managers willfully fail to cooperate in any government, agency, regulatory or external self-governing body investigation that could have a material adverse effect on the Owners;

(3)         the Managers or any of their directors, officers or employees are convicted or plead nolo contendere to a felony or a misdemeanor involving moral turpitude that is reasonably likely to cause a material adverse effect to the Owners;

(4)         the Managers or any of their respective directors, officers or employees commit any material violation of any U.S. federal law regulating securities or the business of the Owners without having relied on the legal advice of the Owners’ attorneys to perform or omit to perform the act resulting in such violation or the Managers are the subject of any final order, judicial or administrative, obtained or issued by the United States Securities and Exchange Commission, for any securities violation involving fraud that is reasonably likely to cause a material adverse effect on the Owners ; and

(5)         A wilful material breach of the obligations of the Managers under this Agreement, that is reasonably likely to cause a material adverse effect on the Owners.

(b)  Notwithstanding Sub-clause 22(a):

(i)    The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the Owners if any monies payable by the Owners shall not have been received in the Managers’ nominated account within twenty (20) days of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by the Mortgagee(s) ( in case there is finance on the Vessel ).

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(ii)         Unless caused by the act or omission of the Commercial Manager, if the Owners proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers shall be entitled to terminate the Agreement with immediate effect by notice.

(iii)         The Managers shall be entitled to terminate this Agreement with immediate effect by giving notice to the Owners within a six (6) month period following a Change in Majority Interests or Control.

(iv)         The Owners shall be entitled to terminate this Agreement with immediate effect by giving notice to the Managers within a six (6) month period following a Manager Change of Control.

(c)  Extraordinary Termination

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing.

(d)  For the purpose of Sub-clause 22(c) hereof:

(i) The date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Vessel’s owners cease to be the registered owners of the Vessel and all relevant documents evidencing the change of ownership have been completed/executed as required;

(ii)The Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement with the Vessel’s underwriters is not reached it is adjudged by a component tribunal that a constructive loss of the Vessel has occurred; and

(iii)The date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing be the Vessel’s underwriters, whichever occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub- clause 22(d)(ii).

(e)  This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

(f)      In the event of the termination of this Agreement for any reason other than Section 22(a)(ii) the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as from the effective date of termination. Furthermore, if the Agreement is terminated by the Managers pursuant to Clause 22(b) or by the Owners for any reason other than Sections 22(a)(ii) and 22(b)(iv), the Managers shall be entitled to a lump sum payment in the amount equal to five (5) times the annual management fee payable hereunder.

(g)  In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew Management):

(i)       the Owners shall continue to pay Crew Support Costs during the said further period of ninety (90) days; and

(ii)      the Owners shall pay an equitable proportion of any Severance Costs which may be incurred. The Managers shall use their reasonable endeavours to minimise such Severance Costs

(h)  On the termination, for whatever reason, of this Agreement, the Manager shall arrange to deliver to the Owners, if so requested and upon reasonable notice, the originals where possible, or otherwise certified copies, of all accounts and all

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documents specifically relating to the Vessel and its operation. The Manager will ensure that such documents will be available for a period of two years following the termination of this Agreement.

(i)      The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

23.	BIMCO Dispute Resolution Clause

(a)  This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and gives notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(b)  This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

(c)  This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.

Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 23(d) shall apply in all cases.

(d)  Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.

(i)	In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), 23(b) or 23(c) above, the following shall apply:

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(ii)

Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation.

(iii)

The other party shall thereupon within 7 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 7 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator. In any event, the duration of the mediation is limited to 30 days.

(iv)

If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(v)	The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(vi)

Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vii)	Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.

(viii)

The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

(e)  If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.

Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 23(d) shall apply in all cases.

24.	Notices

(a)  All notices given by either party or their agents to the other party or their agents in accordance with the provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or to such other address as the other party may designate in writing.

A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance with this Sub-clause 24(a).

(b)  Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed to have been received:

(i)	if posted, on the seventh (7th) day after posting;

(ii)	if sent by facsimile or electronically, on the day of transmission; and

(iii)	if delivered by hand, on the day of delivery.

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And in each case proof of posting, handing in or transmission shall be proof that notice has been given, unless proven to the contrary.

25.	Entire Agreement

This Agreement constitutes the entire agreement between the parties and no promise, undertaking, representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on behalf of the parties.

26.	Third Party Rights

Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may enforce any term of this Agreement.

27.	Partial Validity

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28.	Interpretation

In this Agreement:

(a)  Singular/Plural

The singular includes the plural and vice versa as the context admits or requires.

(b)  Headings

The index and heading to the clauses and appendices to this Agreement are for convenience only and shall not affect its construction or interpretation.

(c)  Day

“Day” means a calendar day unless expressly stated to the contrary

Additional Clauses 29 through 30 shall be incorporated into the terms of this Agreement:

29.

Acts of the Commercial Manager. Notwithstanding anything contained in this Agreement to the contrary, the Owners shall have no liability, through indemnification or otherwise, for any damages, losses, or claims of any kind whatsoever of the Managers arising from or in any way related to the acts or omissions of the Commercial Manager, nor shall the Managers have any right to terminate this Agreement for any circumstance or event arising out of or in any way related to any acts or omissions of the Commercial Manager.

30.

Owners’ Right to Assign. The Owners may assign all of their rights under this Agreement to any mortgagee of the Vessel provided that such assignment shall not otherwise prejudice the rights of the Managers to terminate this Agreement pursuant to the terms hereof. Upon satisfaction of the condition set forth in the first sentence of this Clause 30, the Managers hereby agree to enter into an acknowledgment of such assignment in such form as the mortgagee may reasonably request.